SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                 ALLWASTE, INC.

               (Exact Name of Registrant as Specified in Charter)

            Delaware                                       74-2427167
     (State of Incorporation                              (IRS Employer
        or Organization)                               Identification No.)

         5151 San Felipe
            Suite 1600
          Houston, Texas                                    77056-3609
       (Address of Principal
         Executive Offices)                                  (Zip Code)

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of each class to be registered:            Name of each exchange on which
                                                 each class is to be registered:

PREFERRED STOCK PURCHASE RIGHTS                  NEW YORK STOCK EXCHANGE, INC.
-------------------------------                  -----------------------------

Securities to be Registered Pursuant to Section 12(g) of the Act: None

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
Item 1.  Description of Registrant's Securities to be Registered.

        This amendment to the Allwaste, Inc. Registration Statement on Form 8-A is being filed to reflect that the securities to be registered are to be so registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and to correct the designation of the securities set forth on the outside front cover page of such registration statement in order to properly identify the securities to be registered pursuant to Section 12(b) as the Preferred Stock Purchase Rights. Except to the extent so modified, the Form 8-A is hereby affirmed.

                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement as amended to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   November 21, 1996                By:/s/ WILLIAM L. FIEDLER
                                         Name:  William L. Fiedler
                                         Title: Vice President,General Counsel,
                                                Secretary and Corporate
                                                Compliance Officer

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